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                                                                  Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-4's) of North Star Universal Inc. and ENStar Inc. and in the related Prospectuses of our report dated May 10, 1995, with respect to the consolidated financial statements and schedule of CorVel Corporation included in the Annual Report (From 10-K) for the year ended December 31, 1995 of North Star Universal, Inc.


                                                /s/ERNST & YOUNG

Orange County, California
March 20, 1996